UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2016

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 13, 2016, Hanesbrands Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved an executive leadership succession plan where Chairman and Chief Executive Officer Richard A. Noll will step down as Chief Executive Officer and narrow his role to that of the Company’s Chairman, effective as of October 1, 2016. In his role as the Company’s Chairman, Mr. Noll will continue to be employed as an executive of the Company.
As part of the Company’s executive leadership succession plan, the Board also elected Chief Operating Officer Gerald W. Evans, Jr. as the Company’s Chief Executive Officer, effective as of October 1, 2016. At that time, Mr. Evans’ annual base salary will increase to $1.1 million, and his annual incentive compensation target award will increase to 150% of his annual base salary, subject to the same performance criteria and metrics (as applicable) as is applicable to the annual incentive compensation target awards previously made to Mr. Evans for fiscal year 2016. In connection with Mr. Evans’ election as the Company’s Chief Executive Officer, on June 10, 2016, the Company (1) granted Mr. Evans restricted stock units pursuant to the Company’s long-term incentive program having an aggregate value as of the grant date of $818,750, which will vest 33%, 33% and 34%, respectively, on the first, second and third anniversaries of the grant date, and (2) amended its Severance/Change in Control Agreement with Mr. Evans, effective as of October 1, 2016.
Mr. Evans, 57, has served as Chief Operating Officer of the Company since August 2013. From October 2011 until August 2013, Mr. Evans served as Co-Chief Operating Officer of the Company. Prior to his appointment as Co-Chief Operating Officer, Mr. Evans served as the Company’s Co-Operating Officer, President International, from November 2010 until October 2011. From February 2009 until November 2010, he was President of the Company’s International Business and Global Supply Chain. From February 2008 until February 2009, he served as President of the Company’s Global Supply Chain and Asia Business Development. From September 2006 until February 2008, he served as Executive Vice President, Chief Supply Chain Officer. From July 2005 until September 2006, Mr. Evans served as a Vice President of Sara Lee and as Chief Supply Chain Officer of Sara Lee Branded Apparel. Mr. Evans served as President and Chief Executive Officer of Sara Lee Sportswear and Underwear from March 2003 until June 2005 and as President and Chief Executive Officer of Sara Lee Sportswear from March 1999 to February 2003.
In connection with adopting this executive leadership succession plan, the Board expanded the size of the Board to 11 members and elected Mr. Evans to fill the resulting vacancy, each effective as of June 13, 2016.
Additional information about the Company’s annual incentive and long-term compensation plans can be found in the Company’s Proxy Statement for its 2016 annual meeting of shareholders filed with the Securities and Exchange Commission on March 14, 2016. A copy of the Company’s press release announcing the executive leadership succession plan is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release dated June 13, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2016	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

99.1	Press Release dated June 13, 2016